                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8, and Prospectus of WebMD Corporation) of our report dated January 29, 1999, with respect to the consolidated financial statements of ENVOY Corporation as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in WebMD's Current Report on Form 8-K filed on
July 27, 2000.

                                                           /s/ ERNST & YOUNG LLP

Nashville, Tennessee
September 29, 2000